SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2009

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8722	95-2239450
(Commission File Number)	(IRS Employer Identification No.)

2 MacArthur Place Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 540-8900

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, MSC.Software Corporation (the “Company”) entered in an agreement effective March 10, 2009, with Ashfaq A. Munshi, pursuant to which Mr. Munshi agreed to serve as the Company’s Interim Chief Executive Officer and President through June 30, 2009, and thereafter with automatic one-month renewals of the employment term unless terminated by either the Company or Mr. Munshi. On July 1, 2009, as part of its review of Mr. Munshi’s continuing employment and compensation under this agreement, the Board of Directors of the Company determined that it was important to continue to have Mr. Munshi serve in such capacity beyond June 30, 2009 as it continued its search for a permanent chief executive officer. In order to retain his continued services, the Board granted Mr. Munshi an additional cash bonus of $500,000, which will be payable upon the appointment of a permanent Chief Executive Officer, provided that the bonus will only be payable if Mr. Munshi is continuing to serve as Interim Chief Executive Officer and president at the time of such appointment. Payment of the bonus will accelerate in the event of a change of control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC.SOFTWARE CORPORATION

Date:	July 6, 2009	By:	/s/ John A. Mongelluzzo
		Name:	John A. Mongelluzzo
		Title:	Executive Vice President, Business Administration, Legal Affairs and Secretary